UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 26, 2020
BANK OF SOUTH CAROLINA CORPORATION
Exact name of registrant as specified in its charter)
South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
256 Meeting Street, Charleston, SC		29401
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BKSC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

On March 26, 2020, the Bank of South Carolina Corporation (the “Company”) announced that its Board of Directors has authorized the repurchase of up to $1 million of the Company’s issued and outstanding common stock through March 2021. The stock repurchases may be open market or private purchases, negotiated transactions, block purchases, and/or otherwise. The amount and timing of the stock repurchases will be based on various factors, such as management’s assessment of the Company’s liquidity, the market price of Company common stock compared to management’s assessment of such stock’s underlying value, and other applicable regulatory, legal and accounting factors. The Company has no obligation to repurchase any shares. Additionally, the Company announced a $0.16 per share cash dividend. The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934 as Item 8.01 to this report, and such press release is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following Exhibit is filed as part of this report

Exhibit 99.1	Press release dated March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of South Carolina Corporation

(Registrant)

Date: March 26, 2020

/s/Eugene H. Walpole, IV

Eugene H. Walpole, IV

Chief Financial Officer

Executive Vice President